Exhibit 10.1

DATED                 , 2011

SECOND AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

relating to Yandex N.V.

THE NETHERLANDS

YANDEX N.V.

THIS SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (the “Agreement”) is executed as of the          day of             2011 (“Execution Date”) by and among each of the entities and persons whose names are listed in the first column of Schedule A hereto (each, a “Shareholder”, and collectively, the “Shareholders”) and the Stichting Yandex Conversion (the “Conversion Foundation”). This Agreement amends and restates in its entirety the Amended and Restated Shareholders Agreement of the Company dated as of October 14, 2008 (as amended, waived or otherwise modified through the time of effectiveness of this Agreement, the “Prior Agreement”).

WHEREAS:

(A)                               Yandex N.V., a limited liability company incorporated under the laws of the Netherlands, whose registered address is Laan Copes van Cattenburch 52, 2585 GB The Hague, the Netherlands (the “Company”), was incorporated in The Hague on 10 June 2004; and

(B)                                 As of the date of this Agreement, the issued shares in the capital of the Company are as set forth in Schedule A hereto (other than shares held by the Conversion Foundation or shares that have been repurchased by the Company and will be cancelled); and

(C)                                 the Shareholders and the Conversion Foundation (collectively, the “Parties”) are parties to the Prior Agreement; and

(D)                                the Prior Agreement may be varied with the written consent of the Parties holding, in the aggregate, 75% or more by voting power of the total issued share capital of the Company held by all Parties; and

(E)                                  The Parties wish to vary, amend and restate the Prior Agreement in its entirety as set forth herein in connection with and conditional upon (i) execution and delivery of this Agreement by Parties holding 75% or more of the total issued share capital of the Company held by the Parties and (ii) the closing of the IPO (as defined below); and

(F)                                  Each Party represents to each of the other Parties that it has reviewed this Agreement with the assistance of legal counsel (to the extent it has deemed necessary) and that it is fully aware of the contents of this Agreement and is willing to be legally bound by the terms set out in this Agreement and has taken all necessary corporate action and obtained any and all necessary internal and third party approvals, consents and permits for the transactions and agreements to enter into this Agreement.

NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

Definitions and Interpretation

1.1                                  Definitions.

In this Agreement (including the Recitals) and the Schedules hereto the following expressions shall have the following meanings unless the context otherwise requires:

“Affiliate”

with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership or voting securities, by contract or otherwise

“Agreement”	this Second Amended and Restated Shareholders Agreement and all Schedules attached hereto, as further amended from time to time

“Articles”	the Articles of Association of the Company, as amended, set forth as Schedule B hereto, and as further amended from time to time in accordance with the Articles and this Agreement

“beneficial ownership”, “beneficially own” and words of similar import	shall have the meaning set forth in Rule 13d-3 of the Exchange Act

“Board”	the board of directors of the Company, as constituted from time to time

“Business Day”	a day other than Saturday or Sunday upon which banks are open for business in Moscow and Amsterdam

“Class A Shares”	the Company’s Class A Ordinary Shares, par value EUR 0.01 per share

“Class B Shares”	the Company’s Class B Ordinary Shares, par value EUR 0.10 per share

“Class C Shares”	the Company’s Class C Ordinary Shares, par value EUR 0.09 per share

“Conversion Foundation”	shall have the meaning set forth in the Preamble

“Deed of Adherence”	a deed of adherence in the same form or substantially the same form as that executed by the Parties hereto

“Director”	any member of the Board

“Exchange Act”	the U.S. Securities Exchange Act of 1934, as amended

“Foreign Ownership Laws”

all laws, decrees, regulations and administrative requirements of the Russian Federation regarding foreign ownership of businesses in Russia (including limitations on foreign ownership and requirements for prior approval and/or notification of transfers or acquisitions of securities of businesses in the Russian Federation), including, without limitation, the Federal Law of the Russian Federation on Foreign Investments in Companies Having Strategic Importance for State Security and Defense (Law No. 57-FZ, effective May 7, 2008), as the same may be amended and in force from time to time

“General Meeting”	any general meeting of the Shareholders of the Company, whether ordinary or extraordinary

“Group”	the Company and all Persons of which the Company directly or indirectly holds at least 50% of the issued share capital or interests, collectively

“IPO”	the Company’s initial underwritten public offering of its Class A Shares pursuant to an effective registration statement on Form F-1 and the listing of the Class A Shares on The Nasdaq Global Market

“Parties”	has the meaning set forth in the Recitals and “Party” shall mean any one of them

“Person”

a natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or a government or agency or political subdivision thereof

“Prior Agreement”	has the meaning set forth in the Preamble

“Priority Share”	the Company’s Priority Share, par value EUR 1.00 per share

“Share Equivalents”

any option, right, subscription, warrant, phantom stock right or other contract right to receive Shares or any bonds, notes, debentures or other securities of any kind whatsoever, that are, or may become, convertible into or exchangeable or exercisable for, Shares, in each case, that do not carry the right generally to vote in the election of directors until such time as they are converted, exchanged or exercised, as the case may be. All Share Equivalent calculations shall be determined on an as-converted, exchanged or exercised into Shares basis

“Shareholders”	has the meaning given in the Preamble and “Shareholder” shall mean any one of them

“Shares”

any and all Class A Shares, Class B Shares, Class C Shares, Priority Share and/or voting shares in the capital of the Company of any other class, by whatever name called, including any additional Shares as may be issued from time to time in accordance with the Articles and this Agreement, including through share splits and as share dividends

1.2                                  Terms Generally.  The words “hereby”, “herein”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole (including any Schedules hereto) and not merely to the specific article, section, paragraph or clause in which such word appears.  All references herein to Articles, Clauses, Sections and Schedules shall be deemed references to Articles, Clauses, Sections of, and Schedules to, this Agreement unless the context shall otherwise require.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The definitions given for terms in this Article I and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined.  References to “he”, “she” or “it”, or any equivalent gender-specific term, shall be deemed to include the masculine, feminine and neuter genders.

1.3                                  Headings.  The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

1.4                                  Governing Language.  Should this Agreement be translated into any language other than English, the English version will control and prevail on any question of interpretation or otherwise.

ARTICLE II

Board Composition

2.1                                 In any and all elections of Directors, each Shareholder shall vote or cause to be voted all Shares owned by it, or over which it has voting control, and otherwise use its respective best efforts, so as to fix the number of Directors at such number as shall be determined by the Board from time to time, and not vote in favour of any person that is not nominated for election as a Director by the Board.

2.2                                 In any and all elections of Directors, each Shareholder shall vote or cause to be voted all Shares owned by it, or over which it has voting control, and otherwise use its respective best efforts, so as to elect as a Director each person(s) (and only such person(s)) nominated for election as a Director by the Board, acting by a simple majority of the Directors then in office.

2.3                                 Each Shareholder agrees that it shall not vote to remove any Director unless a simple majority of the Directors then in office recommend to the Shareholders that such Director be removed.

ARTICLE III

Purchase and Sale Restrictions

3.1                                 Compliance with Law; Notice of Certain Transfers.

3.1.1                        Each Shareholder agrees that it shall not (and shall cause its Affiliates not to) effect any acquisition, sale or other transfer of Shares or Share Equivalents except in compliance with all Foreign Ownership Laws from time to time applicable to the Group or to any such acquisition, sale or other transfer.

3.1.2                        Without prejudice to the restrictions on transfers set out elsewhere in this Article III, each Shareholder agrees that it will provide notice to the Board of any transaction that would require notice to a competent government authority of the Russian Federation under the Foreign Ownership Laws if the Foreign Ownership Laws were then applicable to the Group and such transaction, including, without limitation, notice of any incremental acquisition of Shares or Share Equivalents representing five percent (5%) or more of the then outstanding Shares.

ARTICLE IV

Maintenance of Certain Provisions in the Articles

Each of the Shareholders agrees to vote all of the Shares legally or beneficially owned by it from time to time (and to cause to be voted all of the Shares legally or beneficially owned by its Affiliates from time to time), and to take such actions as may reasonably be required, such that, at all times prior to the termination of this Agreement, the following provisions shall remain in place:

4.1                                 The Articles shall provide for the authorization of Class A Shares, Class B Shares and Class C Shares, with differential voting rights, as set forth in Article 4 and Article 20 of the Articles.

4.2                                 Notwithstanding anything to the contrary set forth in the Articles, the Directors shall be appointed for staggered three-year terms, such that only one-third of the total number of Directors (or as close a number as possible to one-third of the total number of Directors) shall cease to hold office at each Annual General Meeting of the Company.

4.3                                 Pursuant to Article 12 of the Articles, a Director may only be suspended or removed from office by the General Meeting acting by resolution approved by at least a two-thirds (2/3) majority of votes cast at a General Meeting, which majority shall represent at least fifty percent (50%) of the then outstanding Shares.

4.4                                 The Articles shall provide for authorized preference shares of the Company, as set out in Article 4 of the Articles.

4.5                                 Pursuant to Article 28 of the Articles, requirement that certain matters, including an amendment to the Articles, can only be brought to the shareholders of the Company for a vote upon a proposal of the Board.

4.6                                 Pursuant to Article 28 of the Articles, a resolution to amend the Articles to conclude a legal merger or demerger or to dissolve the Company shall require a written proposal by the Board and a two-thirds (2/3) majority of the votes cast at a General Meeting.

4.7                                 Pursuant to Article 4C of the Articles, the right of the Board to approve the accumulation by a party, group of related parties or parties acting in concert of the legal or beneficial ownership of 25% or more, in number or by voting power, of the Class A Shares and Class B Shares (taken together).

4.8                                 Pursuant to Article 4C and Article 14B of the Articles, the rights of the holder of the Priority Share.

ARTICLE V

Voting by the Conversion Foundation

The Conversion Foundation hereby agrees that it will vote any Class C Shares held by it from time to time on any matter put to the Shareholders for a vote in the same proportion as all other votes are cast at any General Meeting.

ARTICLE VI

Miscellaneous

6.1                                 Waivers; Amendments.

6.1.1                        No purported amendment, variation, waiver or termination of any provision of this Agreement (other than Article V hereof) shall be effective unless agreed and made in a writing executed by Shareholders party to this Agreement together holding two-thirds or more by voting power of the total issued share capital of the Company held by all Shareholders party to this Agreement. Notwithstanding the foregoing, no amendment, variation, waiver or termination of Article V shall be effective unless agreed and made in a writing executed by (a) Shareholders party to this Agreement together holding two-thirds or more by voting power of the total issued share capital of the Company held by all Shareholders party to this Agreement and (b) the Conversion Foundation. Any amendment, variation, waiver or termination effected in accordance with this Article 6.1 shall be binding upon all Parties and each future party to this Agreement.

6.1.2                        A Party’s failure to insist on strict performance of any provision of this Agreement shall not be deemed to be a waiver thereof or of any right or remedy for breach of a like or different nature.

6.2                                 Effectiveness; Termination.

6.2.1                        Effectiveness.  This Agreement shall only become effective upon (i) the execution and delivery of this Agreement by Parties holding 75% or more by voting power of the total issued share capital of the Company held by the Parties to the Prior Agreement and (ii) the closing of the IPO; provided, however, that if the closing of the IPO does not occur on or prior to October 31, 2011, this Agreement shall be null and void and of no force or effect.  Concurrent with and conditional upon such effectiveness, the Parties agree that the Prior Agreement shall terminate and shall thereafter be of no further force or effect.

6.2.2                        Termination.

6.2.2.1                                       This Agreement shall terminate on the earlier to occur of (i) the date on which Shareholders party to this Agreement together holding two-thirds or more by voting power of the total issued share capital of the Company held by all Shareholders party to this Agreement agree in writing to terminate this Agreement and (ii) the date on which no Class B Shares remain outstanding.

6.2.2.2                                       This Agreement shall terminate with respect to a particular Shareholder effective immediately upon receipt by the Board of written notice by such Shareholder (x) certifying that such Shareholder no longer holds any Class B Shares (as a result of the transfer of all Class B shares held by such Shareholder or the voluntary or mandatory conversion of all Class B Shares held by such Shareholder into Class A Shares pursuant to the Articles), and (y) affirmatively electing to terminate this Agreement with respect to such Shareholder. Notwithstanding any such termination in respect of a particular Shareholder, this Agreement shall thereafter remain in full force and effect with respect to all remaining Parties hereto in accordance with its terms. Promptly following receipt by the Board of a request from any Party, the Board shall provide such Party a list of the then-current Parties to this Agreement.

6.3                                 Further Assurances.  Subject to the terms and conditions herein provided, each of the Parties agrees to use its respective reasonable endeavors to take (and to cause its directors, employees, representatives and agents to take), or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under all applicable laws to carry out and make effective the provisions of this Agreement and to use its respective reasonable efforts to cause any additional agreements provided for herein to be satisfied.

6.4                                 Assignment; Share Transfers.

6.4.1                        Each Shareholder agrees that it will not (and it will not permit any of its Affiliates to) transfer any Shares other than in compliance with the Articles and this Agreement.  Each Shareholder further agrees that any transfer by it or its Affiliates of Shares in a transaction permitted by the Articles and this Agreement shall be subject to the further condition that any transferee of such Shares shall become a party to this Agreement by executing and delivering a Deed of Adherence; provided, however, that the foregoing requirement shall not apply to any transferee that acquires such Shares in an open market transaction, including a broker’s transaction or broker-assisted block trade (other than any such transaction that is pre-arranged by, or made pursuant to a pre-existing agreement between, the transferring Shareholder and such transferee), or pursuant to any underwritten sale of such Shares to the public, in each case that is otherwise permitted by the Articles and this Agreement.

6.4.2                        This Agreement shall be binding on and shall inure to the benefit of each Party’s successors and permitted assigns.

6.4.3                        Save as provided otherwise in this Agreement, none of the Parties may, without the written consent of the other Parties, assign any of their respective rights or obligations under this Agreement.

6.5                                 No Partnership.  Nothing in this Agreement shall create a partnership or establish a relationship of principal and agent or any other fiduciary relationship between or among any of the Parties.

6.6                                 Severability.  Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.  If any term or provision in this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected. The parties will substitute the invalid, void or unenforceable provision with a valid and enforceable provision which reflects as near as possible the intention of the parties as referred in the provision thus substituted.

6.7                                 Notices.

6.7.1                        Any notice or other document to be given under this Agreement shall be in writing and shall be deemed duly given:

(a)                                  if sent (i) by recorded delivery service, (ii) by personal delivery, (iii) by electronic mail or (iv) by facsimile transmission, in each case to the respective contact details of the Parties set out in Schedule A; or, in the case of notice to the Board, to Yandex N.V., Attention:  Board of Directors, Laan Copes van Cattenburch 52, The Hague, the Netherlands, 2585 GB. Tel: +31-70-3454700; with a copy by email to Investor Relations at ez@yandex-team.ru and dbarsukov@yandex-team.ru;

(b)                                 or to such other contact details as any of the Parties shall substitute by written notice in accordance with this clause, save that any such substituted contact details shall only be effective five (5) Business Days after delivery of information in accordance with this clause.

6.7.2                        Notice shall be deemed to have been given in accordance with this clause as follows:

(a)                                  if sent by recorded delivery service, upon delivery at the address of the relevant Party;

(b)                                 if sent by personal delivery, upon delivery at the address of the relevant Party;

(c)                                  if sent by email, on receipt of electronic confirmation of delivery; and

(d)                                 if sent by facsimile, on receipt of an appropriate answerback.

6.8                                 Costs.  Each of the Parties shall be responsible for any costs incurred by them in relation to the negotiation and execution of this Agreement.

6.9                                 Governing Law.  This Agreement shall be exclusively governed by and construed in accordance with the laws of The Netherlands.

6.10                           Arbitration.  All disputes arising out of or in connection with this Agreement, or any agreement resulting therefrom, which cannot be settled amicably, shall be finally settled in accordance with the Arbitration Rules of the Netherlands Arbitration Institute (Nederlands Arbitrage Instituut). The arbitral tribunal shall be composed of three arbitrators. The arbitrators shall decide in accordance with the rules of law. The place of arbitration shall be Amsterdam, The Netherlands. The arbitral procedure shall be conducted in the English language. The arbitral award shall not be made public.

6.11                           Entire Agreement; Certain Conflicts.  This Agreement (together with the Schedules hereto) represents the complete agreement and understanding of the Parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings, oral or written, between any Parties or among the Parties with respect to the subject matter hereof including the Prior Agreement, which shall be of no further force and effect upon the effectiveness of this Agreement.

6.12                           Compliance with Securities Laws.  Each Shareholder undertakes and agrees to timely make all such filings with the U.S. Securities and Exchange Commission in respect of such Shareholder’s purchase, ownership and/or transfer of any Shares or Share Equivalents and otherwise comply with applicable laws and regulations with respect thereto.

6.13                           Other Arrangements. Except for and pursuant to this Agreement or as otherwise permitted by this Agreement, no Shareholder shall, nor shall it permit any of its Affiliates to, (i) grant any proxy or enter into or agree to be bound by any understanding or any voting trust, voting proxy or other agreement with respect to any matters relating to the Company, its management, or any Shares or Share Equivalents, (ii) enter into any shareholders agreement or other arrangement of any kind (whether written or oral) with any Person with respect to any matters relating to the Company, its management or any Shares, including any agreement, understanding or arrangement with respect to the acquisition, ownership, registration, transfer or other disposition or voting of Shares or Share Equivalents, or (iii) act, for any reason, as a member of a group or in concert with any other Person in connection with the acquisition, transfer or other disposition or voting of Shares or Share Equivalents, in each case, in any manner that is inconsistent with any obligation of such Shareholder under this Agreement; provided, however, that in no event shall the foregoing prohibit or restrict a Shareholder from selling Shares in an open market transaction, including a broker’s transaction or broker-assisted block trade (other than any such transaction that is pre-arranged by, or made pursuant to a pre-existing agreement between, the transferring Shareholder and such transferee), or in any underwritten offer of such Shares to the public; and further provided that the foregoing shall not apply to the Amended and Restated Registration Rights Agreement dated as of October 14, 2009 by and among the Company and certain of the Shareholders, as amended from time to time.

*****

IN WITNESS WHEREOF this Agreement was duly executed, by means of execution of the attached Deed of Adherence, as of the date first above written.

DEED OF ADHERENCE

By this Deed we the undersigned parties HEREBY AGREE to observe and be bound in all respects by the provisions of the Second Amended and Restated Shareholders Agreement dated as of                                                     2011, a copy of which agreement is attached hereto.

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SCHEDULE B

Articles of Association